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                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
               Current Report Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934



        Date of Report (Date of Earliest Event Reported)  June 25, 2001
                                                          -------------



                          Sierra Pacific Power Company
                          ----------------------------
             (Exact name of registrant as specified in its charter)


                NEVADA                     0-508             88-0044418
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  (State or other jurisdiction of       (Commission        (I.R.S. Employer
   incorporation or organization)       File Number)     Identification No.)



P.O. Box 10100 (6100 Neil Road), Reno, Nevada                   89520-0400
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   (Address of principal executive offices)                     (Zip Code)



Registrant's telephone number, including area code:    (775) 834-4011
                                                      ---------------

                                     None
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  (Former name, former address and former fiscal year, if changed since last report)

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Item 2. Acquisition or Disposition of Assets
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     On June 11, 2001, Sierra Pacific Power Company ("SPPC") completed the sale of its water business assets (excluding hydroelectric generation assets) to the Truckee Meadows Water Authority ("TMWA"). SPPC had entered into an Asset Purchase Agreement with TMWA on January 15, 2001 following an auction process that extended over several months. The sale included treatment facilities, distribution infrastructure, surface and ground water rights, and storage rights. SPPC received $319 million in net proceeds from the sale that consisted of $342 million sales price reduced by $21.5 million to be refunded to customers and other adjustments totaling $1.5 million. The sale of hydroelectric facilities for $8 million is planned for a later date to accommodate the California Public Utilities Commission (the "CPUC") review of the transaction. Transfer of the hydroelectric facilities will require approval by the CPUC.


Item 7. Financial Statements and Exhibits
-----------------------------------------


     (a)  Financial Statements of Businesses Acquired.
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            Not required

     (b)  Pro forma financial information.
     ---  -------------------------------

     The information required by this item has been previously filed as Item 7
(b) to Form 8-K on May 18, 2001, and is incorporated herein by reference.
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(c)  Exhibits.
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  None.
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                                   Signature


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                                   Sierra Pacific Power Company

Date:  June 25, 2001                          By:  /s/   Mark A. Ruelle
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                                                         Mark A. Ruelle
                                               Acting Chief Financial Officer
                                              President, Nevada Power Company